UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On March 10, 2016, Dr. Henry Anhalt, DO, FACOP, FACE, was elected to the Board of Directors of Tandem Diabetes Care, Inc. (the “Company”). Dr. Anhalt will serve as a Class II director, with a term that expires at the annual meeting of stockholders of the Company to be held in 2018 or until his earlier resignation or removal.  The Company’s Board of Directors (the “Board”) has affirmatively determined that Mr. Anhalt qualifies as an “independent director” under the NASDAQ Listing Rules.

Dr. Anhalt is 55 years old and is a pediatric endocrinologist. Since 2015, he has served as Chief Medical Officer of the T1D Exchange, a nonprofit organization fostering collaboration among patients, physicians, researchers and industry to speed discovery of better therapies for type 1 diabetes. Prior to this appointment, Dr. Anhalt held numerous executive positions in the medical device and biopharmaceutical industries.  From November 2012 until March 2015 he served in various roles with Sanofi North America, where he was most recently Senior Medical Director in Medical Diabetes. Prior to that, he was the Chief Medical Officer and Medical Director of the Artificial Pancreas program at Animas, Inc., a Johnson and Johnson Company. Dr. Anhalt also had a long academic career, including leading the pediatric endocrinology fellowship training program at the State University of New York in Brooklyn. He received his B.A. from Yeshiva University, a D.O. from the New York College of Osteopathic Medicine and completed his pediatric endocrinology fellowship at the Lucille Salter Packard Children’s Hospital at Stanford University.

No Arrangements or Understandings

There is no arrangement or understanding pursuant to which Mr. Anhalt was elected to the Board.

No Related Party Transactions

Except as described or referenced herein, Mr. Anhalt has not entered into any transactions (i) with the Company, (ii) with any of the Company’s directors, nominees for election as a director, or executive officers, (iii) with any security holder who is known to the Company to own of record or beneficially more than five percent (5.0%) of any class of the Company’s voting securities, or (iv) with any member of the immediate family of any of the foregoing persons, in amounts greater than $120,000, nor are any such transactions contemplated.

Compensatory Arrangements

Dr. Anhalt will be eligible to participate in the director compensation plans and arrangements available to the Company’s other independent directors. Accordingly, upon his appointment, Mr. Anhalt was granted an option to purchase 25,000 shares of the Company’s common stock under the Company’s 2013 Stock Incentive Plan with an exercise price equal to the closing price of the common stock on the grant date. The option will vest in equal monthly installments over a period of 36 months following the grant date, subject to Mr. Anhalt’s continued service with the Company.

Issuance of Press Release

On March 14, 2016, the Company issued a press release announcing Mr.Anhalt’s election to the Board.  The full text of the press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

Date: March 14, 2016	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated March 14, 2016.